Exhibit 99.1

NEWS RELEASE

102 Duffy Avenue, Hicksville, NY 11801 ● Phone: (516) 683-4420 ● www.myNYCB.com

FOR IMMEDIATE RELEASE	Investor and Media Contact: Salvatore J. DiMartino (516) 683-4286

NEW YORK COMMUNITY BANCORP, INC. THROUGH ITS BANK SUBSIDIARY, FLAGSTAR BANK, N.A.,

ACQUIRES CERTAIN ASSETS AND ASSUMES CERTAIN LIABILITIES OF SIGNATURE BRIDGE BANK

FROM THE FDIC

TRANSACTION INCLUDES $34 BILLION OF DEPOSITS, $13 BILLION IN LOANS, AND $25 BILLION IN

CASH, AND IS EXPECTED TO BE SIGNIFICANTLY ACCRETIVE TO BOTH EARNINGS PER SHARE AND

TANGIBLE BOOK VALUE

DEAL DESIGNED TO ADD A SUBSTANTIAL AMOUNT OF LOW-COST DEPOSITS, GREATLY REDUCE OUR

RELIANCE ON WHOLESALE BORROWINGS, INCREASE C&I LOANS, AND RESULT IN A

MEANINGFULLY LOWER LOAN-TO-DEPOSIT RATIO

SIGNIFICANTLY ACCELERATES NEW FLAGSTAR BANK’S TRANSFORMATION TO A

HIGH-PERFORMING COMMERCIAL BANK

TRANSACTION DOES NOT INCLUDE SIGNATURE’S DIGITAL ASSET BANKING OR CRYPTO DEPOSITS OR ITS

FUND BANKING BUSINESS

Hicksville, N.Y., March 20, 2023 – New York Community Bancorp, Inc. (NYSE: NYCB) (the “Company”) today announced that its bank subsidiary, Flagstar Bank, N.A. (the “Bank”) has acquired certain assets and assumed certain liabilities of Signature Bridge Bank (“Signature”) from the Federal Deposit Insurance Corporation (the “FDIC”). All regulatory approvals, including approval from the OCC, have been obtained, and the transaction has closed.

The Bank acquired only certain financially and strategically complementary parts of Signature that are intended to enhance our future growth. Under terms of the Purchase and Assumption Agreement (the “Agreement”) with the FDIC, the Bank:

•

Purchased assets of approximately $38 billion, including cash totaling approximately $25 billion and approximately $13 billion in loans. Included in the $25 billion of cash is $2.7 billion arising from a discounted bid to net asset value.

•	Assumed liabilities approximating $36 billion, including deposits of approximately $34 billion and other liabilities of approximately $2 billion.

•	The Company is working on an agreement to sub-service the legacy Signature multi-family, commercial real estate (“CRE”), and other loans it did not acquire.

•	Also included in the transaction is Signature’s wealth-management and broker-dealer business.

The deal includes all of legacy Signature’s core bank deposit relationships, including both the New York and the West Coast Private Client teams, as well as the wealth management and broker-dealer business. The Private Client teams account for the majority of deposits we assumed.

The Company plans to use its significant liquidity position to pay down a substantial amount of its wholesale borrowings, leaving the balance sheet in an even stronger cash position.

The purchased loans consist exclusively of commercial and industrial loans (“C&I”). The Company did not acquire any digital asset banking or crypto-related assets or deposits, nor did it acquire loans or deposits related to the fund banking business.

In connection with the transaction, the Bank will take over all of Signature’s branches. This includes 30 branches in the New York City metro area and several branches on the West Coast. These branches will open tomorrow morning and operate under the Flagstar Bank brand.

On the lending side, the Bank added several attractive new verticals, including middle market specialty finance, healthcare lending and SBA lending, while adding to its existing verticals in mortgage warehouse lending, as well as traditional C&I lending.

Commenting on the transaction, President and Chief Executive Officer Thomas R. Cangemi stated, “I would like to first and foremost extend a warm welcome to all of our new employees joining us from Signature. Over the past 20 years, Signature and New York Community have operated in the same markets and we have great respect and admiration for the employee base. Secondly, I would like to welcome our new customers and assure them that they are supported by an organization that has been a mainstay in its communities since 1859. We look forward to serving each of you and the new communities which we have entered.”

Mr. Cangemi continued, “This transaction continues our transformation from a predominantly multi-family lender to a diversified full-service commercial bank. It builds upon and accelerates the transformation set in motion by the merger of New York Community and Flagstar, and we believe the financial metrics are extremely attractive. The deal is expected to significantly strengthen our deposit base, lower the loan-to-deposit ratio, provide the opportunity to pay down a substantial amount of our wholesale funding, and further diversify our loan portfolio away from CRE loans and more toward commercial loans. Financially, the deal is expected to be significantly accretive to both earnings per share and to tangible book value per share. The net interest margin expands due to lower funding costs, the additional deposits reduce the loan-to-deposit ratio to less than 90%, improves our profitability ratios, adds liquidity, and we maintain strong pro-forma capital ratios.”

Further, he added, “Both the Company and the Bank were well positioned prior to the recent market turmoil, with strong capital, a stable retail deposit franchise, and ample liquidity. Moreover, our asset quality metrics remain solid, as they have over multiple business cycles. After this transaction, we will be even better positioned to deal with any residual market issues, including by now operating with a significantly lower loan-to-deposit ratio. Overall, we are happy that our conservative business model and balance sheet put us in a position to quickly consummate this important transaction.”

Indicative Key Financial Metrics:*

•	Pro-forma deposits: $93 billion

•	Pro-forma loans: $82 billion

•	Expected earnings per share accretion: +20%

•	Expected tangible book value accretion: +15%

•	Substantial improvement in the net interest margin

•	Loan-to-deposit improves to 88% from 118%

•	Pro-forma capital ratios remain strong

*	Pro-forma assumptions based on NYCB data as of December 31, 2022 and Signature data as of March 17, 2023 (as provided by the FDIC).

Jefferies LLC and Morgan Stanley & Co. LLC acted as financial advisors to New York Community in connection with the transaction. Sullivan & Cromwell LLP acted as legal advisor.

Conference Call Information

The Company will host a conference call to discuss the transaction at 9:00 a.m. (Eastern Time) on Monday, March 20, 2023. The conference call may be accessed by dialing (877) 407-8293 (for domestic calls) or (201) 689-8349 (for international calls) and asking for “New York Community Bancorp” or “NYCB”. A replay will be available approximately three hours following completion of the call through 11:59 pm on March 24, 2023 and may be accessed by calling (877) 660-6853 (domestic) or (201) 612-7415 (international) and providing the following conference ID: 13737338. In addition, the conference call will be webcast at ir.myNYCB.com, and archived through 5:00 p.m. on April 17, 2023.

About New York Community Bancorp, Inc.

New York Community Bancorp, Inc. is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York with regional headquarters in Troy, Michigan. At December 31, 2022, the Company had $90.1 billion of assets, $69.0 billion of loans, deposits of $58.7 billion, and total stockholders’ equity of $8.8 billion.

Flagstar Bank, N.A. operates 395 branches across nine states, including strong footholds in the Northeast and Midwest and exposure to high growth markets in the Southeast and West Coast. Flagstar Mortgage operates nationally through a wholesale network of approximately 3,000 third-party mortgage originators.

New York Community Bancorp, Inc. has market-leading positions in several national businesses, including multi-family lending, mortgage origination and servicing, and warehouse lending. The Company is the second-largest multi-family portfolio lender in the country and the leading multi-family portfolio lender in the New York City market area, where it specializes in rent-regulated, non-luxury apartment buildings. Flagstar Mortgage is the 8th largest bank originator of residential mortgages for the 12-months ending December 31, 2022, while we are the industry’s 6th largest sub-servicer of mortgage loans nationwide, servicing 1.4 million accounts with $346 billion in unpaid principal balances. Additionally, the Company is the 2nd largest mortgage warehouse lender nationally based on total commitments.

Cautionary Statements Regarding Forward-Looking Information

This release and the associated conference call may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, and our ongoing strategic relationship with Figure Technologies, Inc.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to the following principal risks and uncertainties: the effect of the COVID-19 pandemic, including the length of time that the pandemic continues, the potential imposition of future shelter in place orders or additional restrictions on travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations, the remedial actions and stimulus measures adopted by federal, state, and local governments; the inability of employees to work due to illness, quarantine, or government mandates; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, our ongoing restructuring of our mortgage business, and our ongoing strategic relationship with Figure Technologies, Inc.; the outcome of any legal proceedings that may be instituted against the Company or any other party to the Flagstar or Figure Technologies, Inc. transactions; the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; revenues following the transactions may be lower than expected, and the occurrence of any event, change or other circumstances that could give rise to the right of any of the parties to the Figure Technologies, Inc. strategic relationship to terminate the agreements governing such relationship; and there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.